UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2007

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Third Street South

Minneapolis, Minnesota 55415

(Address of principal executive offices) (Zip Code)

(612) 332-7371

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 27, 2007, The Valspar Corporation (the “Company”) entered into a 364-Day Credit Agreement (the “Agreement”) with the Lenders (as defined in the Agreement), JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., Wachovia Bank, N.A., and Wells Fargo Bank, National Association, as Co-Documentation Agents.

Under the terms of the Agreement, the Company may obtain revolving loans until November 25, 2008 in an aggregate principal amount at any time outstanding not greater than $150,000,000 USD. The outstanding loans will mature on November 25, 2008 unless the Company exercises a one-time option, available under certain conditions, to extend the maturity date of the outstanding balance to November 25, 2009. Interest on each loan is payable at the variable rate specified for such loan in the Agreement. Borrowings under the Agreement are unsecured and are guaranteed by certain subsidiaries of the Company designated under the Agreement as domestic material subsidiaries.

The Company has agreed to comply with certain covenants set forth in the Agreement. Among other things, the covenants (a) could, subject to various exceptions described in the Agreement, restrict the ability of the Company (and certain designated subsidiaries) to incur a significant amount of debt secured by liens, (b) require the Company to maintain a ratio of consolidated debt to consolidated EBITDA for the most recent four consecutive fiscal quarters of not greater than 3.50 to 1.00, and (c) require the Company to maintain shareholders equity of at least $850 million, plus the sum of (i) 50% of the cumulative reported consolidated net income of the Company during any period after October 27, 2006 (taken as one accounting period) (as calculated pursuant to the Agreement), and (ii) 100% of the cumulative net proceeds from the issuance of capital stock or conversion of debt received during any period after the date of the Agreement, calculated quarterly. The covenants could, subject to various exceptions, prohibit the Company or its subsidiaries from merging or consolidating with or engaging in a sale of substantially all of its assets to any party or discontinuing or eliminating a business line or segment that represents more than 20% of the Company’s consolidated operating profits (as calculated pursuant to the Agreement), but the Company may merge with another party if (i) such party is organized under the laws of the United States of America or one of its states, (ii) the Company is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no default shall have occurred and be continuing.

The description above is a summary and is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the 364-Day Credit Agreement is incorporated herein by this reference. As of the date of this report, the Company had no outstanding borrowings under the 364-Day Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

No.	Description
10.1

364-Day Credit Agreement, dated November 27, 2007, among the Company and the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., Wachovia Bank, N.A., and Wells Fargo Bank, National Association, as Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VALSPAR CORPORATION (REGISTRANT)
Date: November 30, 2007	By:	/s/ Rolf Engh
Rolf Engh Executive Vice President, General Counsel and Secretary